                                                                   EXHIBIT 99.10
                                MULTEX.COM, INC.
                        AUTOMATIC STOCK OPTION AGREEMENT
                        --------------------------------


RECITALS
--------



I. The Corporation has implemented an automatic option grant program under the Corporation's 1999 Stock Option Plan pursuant to which eligible non-employee members of the Corporation's Board will automatically receive special option grants at designated intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as a member of the Board.

          A. Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of a stock option to purchase shares of the Corporation's Common Stock under the Plan.

          B. The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code.
     ---

          C. All capitalized terms in this Agreement, to the extent not otherwise defined in the Agreement, shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.  Grant of Option.  The Corporation hereby grants to Optionee, as of
              ---------------
the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2.  Option Term.  This option shall have a maximum term of ten (10)
              -----------
years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 7.

          3.  Limited Transferability.  This option may, in connection with the
              -----------------------
Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for Optionee and/or one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate.

          4.  Exercisability/Vesting.
              ----------------------

     (a) This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule set forth in the Grant Notice, and shall remain so exercisable until the Expiration Date or the sooner termination of the option term under Paragraph 5, 6 or 7.

     (b) Optionee shall, in accordance with the Vesting Schedule set forth in the Grant Notice, vest in the Option Shares in a series of installments over his or her period of Board service. Vesting in the Option Shares may be accelerated pursuant to the provisions of Paragraph 5, 6 or 7. In no event, however, shall any additional Option Shares vest following Optionee's cessation of service as a Board member.

          5.  Cessation of Board Service.  The option term specified in
              --------------------------
Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

               (i) Should Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while this option is outstanding, then this option shall remain exercisable until the earlier of
                                                                      -------
     (i) the expiration of the twelve (12)-month period measured from the date of such cessation of Board service or (ii) the Expiration Date.

               (ii) Should Optionee die while holding this option, then Optionee's Beneficiary shall have the right to exercise this option until the earlier of (i) the expiration of the twelve (12)-month period measured
         -------
     from the date of Optionee's cessation of Board service or (ii) the Expiration Date.

               (iii) Should Optionee cease service as a Board member by reason of death or Permanent Disability, then all Option Shares at the time subject to this option but not otherwise vested shall immediately vest in full so that this option may, during the post-service exercise period, be exercised for any or all of the Option Shares as fully-vested shares of Common Stock.

               (iv) Following Optionee's cessation of Board service, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee was vested on the date of such cessation of Board service. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Board service for any reason, terminate and cease to be outstanding for any and all shares in which Optionee is not otherwise at that time vested.

          6.  Change in Control/Hostile Take-Over.
              -----------------------------------

          (a) In the event of a Change in Control or Hostile Take-Over, all Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date for the Change in Control or Hostile Take-Over, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control. No such termination shall occur upon a Hostile Take-Over.

          (b) If this option is assumed in connection with a Change in Control, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate
                                                      --------
Exercise Price shall remain the same.

          (c) Optionee shall have an unconditional right (exercisable during the thirty (30)-day period immediately following the consummation of a Hostile Take-
Over) to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the Option Shares at the time subject to the surrendered option (whether or not Optionee is otherwise at the time vested in those shares) over (ii) the aggregate Exercise Price payable for such shares. This Paragraph 6(c) limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

          (d) To exercise the Paragraph 6(c) limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) business days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. The option shall, however, remain outstanding for the balance of the Option Shares (if any) in accordance with the terms and provisions of this Agreement, and the Corporation shall issue a new stock option agreement (substantially in the same form as this Agreement) for those remaining Option Shares.

          7.  Adjustment in Option Shares.  Should any change be made to the
              ---------------------------
Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder; provided, however, that the aggregate Exercise Price shall remain the same.

          8.  Stockholder Rights.  The holder of this option shall not have any
              ------------------
stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          9.  Manner of Exercising Option.
              ---------------------------

          (a) In order to exercise this option for all or any part of the Option Shares for which the option is at the time exercisable, Optionee (or any other person or persons exercising this option) must take the following actions:

               (i) Execute and deliver to the Secretary of the Corporation a Notice of Exercise (or, to the extent that the option is exercised for one or more unvested Option Shares, a Purchase Agreement) for the Option Shares for which the option is exercised.

               (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                (A)  cash or check made payable to the Corporation;

                (B) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                (C) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising this option) shall provide irrevocable instructions (I) to a Corporation-approved brokerage firm to effect the immediate sale of the vested shares purchased under the option and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for those shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

               Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or Purchase Agreement) delivered to the Corporation in connection with the option exercise.

               (iii)  Furnish to the Corporation appropriate
     documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               (iv) Make appropriate arrangements with the Corporation for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

          (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

               (c) In no event may this option be exercised for any fractional shares.

          10.  No Impairment of Rights.  This Agreement shall not in any way
               -----------------------
affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          11.  Compliance with Laws and Regulations.
               ------------------------------------

          (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

          (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such applicable approvals.

          12.  Successors and Assigns.  Except to the extent otherwise provided
               ----------------------
in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee and Optionee's assigns and Beneficiaries.

          13.  Notices.  Any notice required to be given or delivered to the
               -------
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          14.  Construction/Governing Law.  This Agreement and the option
               --------------------------
evidenced hereby are made and granted pursuant to the automatic option grant program in effect under the Plan and are in all respects limited by and subject to the express terms and provisions of that program. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York without resort to that State's conflict-of-laws rules.

                                    EXHIBIT I

                               NOTICE OF EXERCISE

          I hereby notify Multex.com, Inc. (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $___________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me pursuant to the automatic option grant program under the Corporation's 1999 Stock Option Plan on ____________________, 199___.

          Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am vested at the time of exercise.



____________________, 199__
Date

                                     -------------------------------------------
                                     Optionee

                                      Address:__________________________________

                                              __________________________________
Print name in exact manner it is to
 appear on the stock certificate:
                                              __________________________________

Address to which certificate is to
 be sent, if different from address
 above:
                                              __________________________________
Social Security Number:
                                              __________________________________
Employee Number:
                                              __________________________________

                                    APPENDIX
                                    --------


          The following definitions shall be in effect under the Agreement:

          A.  Agreement shall mean this Automatic Stock Option Agreement.
              ---------

          B.  Beneficiary shall mean, in the event the Plan Administrator
              -----------
implements a beneficiary designation procedure, the person designated by Optionee, pursuant to such procedure, to succeed to Optionee's rights under the option evidenced by this Agreement to the extent the option is held by Optionee at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of Optionee's estate or the person or persons to whom the option is transferred by will or the laws of descent and distribution.

          C.  Board shall mean the Corporation's Board of Directors.
              -----

          D.  Change in Control shall mean shall mean a change in ownership or
              -----------------
control of the Corporation effected through any of the following transactions:

               (a) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty
                                 ------
     percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction.

               (b) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets, or

               (c) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders to accept.

          E.  Code shall mean the Internal Revenue Code of 1986, as amended.
              ----

          F.  Common Stock shall mean the Corporation's common stock.
              ------------

          G.  Corporation shall mean Multex.com, Inc., a Delaware corporation.
              -----------

          H.  Exercise Date shall mean the date on which the option shall have
              -------------
been exercised in accordance with Paragraph 9 of the Agreement.

          I.  Exercise Price shall mean the exercise price payable per share as
              --------------
specified in the Grant Notice.

          J.  Expiration Date shall mean the date on which the option term
              ---------------
expires as specified in the Grant Notice.

          K.  Fair Market Value per share of Common Stock on any relevant date
              -----------------
shall be determined in accordance with the following provisions:


          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          L.  Grant Date shall mean the date of grant of the option as specified
              ----------
in the Grant Notice.

          M.  Grant Notice shall mean the Notice of Grant of Automatic Stock
              ------------
Option accompanying this Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     N.  Hostile Take-Over shall mean:
         -----------------

               (a) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

               (b) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          O.  1934 Act shall mean the Securities Exchange Act of 1934, as
              --------
amended.

          P.  Non-Statutory Option shall mean an option not intended to satisfy
              --------------------
the requirements of Code Section 422.

          Q.  Notice of Exercise shall mean the notice of exercise in the form
              ------------------
attached hereto as Exhibit I.

          R.  Option Shares shall mean the number of shares of Common Stock
              -------------
subject to the option.

          S.  Option Surrender Value shall mean the Fair Market Value per share
              ----------------------
of Common Stock on the date the option is surrendered to the Corporation or, in the event of a Hostile Take-Over effected through a tender offer, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over, if greater.

          T.  Optionee shall mean the person to whom the option is granted as
              --------
specified in the Grant Notice.

          U.  Permanent Disability shall mean the inability of Optionee to
              --------------------
perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

          V.  Plan shall mean Corporation's 1999 Stock Option Plan.
              ----

          W.  Purchase Agreement shall mean the stock purchase agreement (in
              ------------------
form and substance satisfactory to the Corporation) which must be executed at the time the option is exercised for unvested Option Shares and which will accordingly (i) grant the Corporation the right to repurchase, at the Exercise Price, any and all of those Option Shares in which Optionee is not otherwise vested at the time of his or her cessation of service as a Board member and (ii) preclude the sale, transfer or other disposition of any of the Option Shares purchased under such agreement while those Option Shares remain subject to the repurchase right.

          X.  Stock Exchange shall mean the American Stock Exchange or the New
              --------------
York Stock Exchange.

          Y.  Vesting Schedule shall mean the vesting schedule specified in the
              ----------------
Grant Notice, pursuant to which Optionee shall vest in the Option Shares in one or more installments over his or her period of Board service, subject to acceleration in accordance with the provisions of the Agreement.